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                                                                      EXHIBIT 1

                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                        BANYAN STRATEGIC LAND FUND II


     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Banyan Strategic Land Fund II (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     A. The name of the Corporation is Banyan Strategic Land Fund II, originally incorporated under the name of VMS Strategic Land Fund II.

     B. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 14, 1987; as amended on July 28, 1987; as further amended on August 24, 1987; as further amended on June 20, 1991; as further amended on July 31, 1991; and as further amended on July 23, 1992.

     The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

     1. The name of the corporation is SEMELE GROUP INC.  (the "Corporation").

     2. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to acquire, directly or indirectly, interests in real estate and in general to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The Corporation is authorized to issue 50,000,000 shares of common stock, each share having a par value of $.01.

     5. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.



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     6. The number of directors which will constitute the whole Board of
Directors of the Corporation shall be as specified in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

     7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     8. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of the foregoing provisions of this
Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     9. To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others. Any repeal or modification of any of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such repeal or modification.

     This Restated Certificate of Incorporation was duly adopted by the Board of Directors and by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert G. Higgins, its Vice President and Secretary, who does make this Certificate and declare and certify under penalty of perjury that this is the act and deed of the Corporation and that the facts stated therein are true, and accordingly have set his hand hereto as of this 24th day of October, 1997.



                                        By:
                                           --------------------------------
                                        Name: Robert G. Higgins
                                        Title: Vice President and Secretary

313513


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